UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2016

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File	IRS Employer
of incorporation or organization)	Number)	Identification No.)

11055 Flintkote Avenue, Suite A

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                          Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)         On April 25, 2016, Trovagene, Inc. (the “Company”) received a letter from Antonius Schuh tendering his resignation as a member of the Board of Directors (the “Board”) of the Company. Dr. Schuh’s resignation was accepted by the Company on April 26, 2016. Dr. Schuh had previously not been re-nominated to the Board of Directors and his term would have expired on May 17, 2016.

Dr. Schuh states that his resignation is a result of (i) the Board’s failure to run a thorough external search process, (ii) the Board, in Dr. Schuh’s view, hastily appointing  Bill Welch as CEO this past weekend (over Dr. Schuh’s and another Board members objection) and (iii) Thomas Adams denying Dr. Schuh the opportunity to meet with Mr. Welch as the prospective CEO.

The Company takes exception to the comments made by Dr. Schuh about the Board in his resignation letter. In particular, the Company disagrees with Dr. Schuh’s assertion that the Board failed to run a thorough search process and hastily appointed Bill Welch as CEO.  Numerous potential candidates were considered for the position of CEO, both from outside the Company and from within, including Matt Posard. The Board could not come to an agreement with Mr. Posard as a result of a number of conditions he demanded which the Board believed would have adversely affected the Company.   The Board ultimately concluded that Mr. Welch’s experience as a CEO and developing and commercializing diagnostic and therapeutic products highly qualified him to be CEO of the Company.  The members of the Board take their responsibilities and decision making very seriously, whether related to hiring of senior executives, compensation, capital allocation, or otherwise, and have the utmost respect for their fiduciary duties to the Company and its shareholders.

A copy of Dr. Schuh’s resignation letter is included as Exhibit 17.1 to this Current Report on Form 8-K. The Company has provided a copy of this Current Report on Form 8-K to Dr. Schuh.

(b)         On April 22, 2016, Matthew Posard, the Company’s Chief Commercial Officer, left the Company.

Item 9.01.                                        Financial Statements and Exhibits

(d) Exhibits.

17.1	Antonius Schuh Resignation Letter, dated April 26, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 27, 2016

TROVAGENE, INC.

	By:	/s/ William J. Welch
William J. Welch
Chief Executive Officer